       As filed with the Securities and Exchange Commission on October 27, 1998
                                                      Registration No. 333-____
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                     ------------------------------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                          Under The Securities Act of 1933

                     -----------------------------------------

                            ADC TELECOMMUNICATIONS, INC.
               (Exact name of registrant as specified in its charter)

               Minnesota                                  41-0743912
     (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                  Identification No.)

         12501 Whitewater Drive,
          Minnetonka, Minnesota                             55343
(Address of principal executive offices)                  (Zip Code)

                 ADC/TELEDATA KEY EMPLOYEE STOCK OPTION PLAN (1998)
              ADC/TELEDATA KEY EMPLOYEE STOCK OPTION PLAN (1994-1997)
                 ADC/TELEDATA DIRECTOR SHARE INCENTIVE PLAN (1992)
                             (Full title of the plans)

                                     Copies to:

     David F. Fisher, Esq.                        Robert A. Rosenbaum, Esq.
     Vice President, General Counsel                Dorsey & Whitney LLP
     and Corporate Secretary                       Pillsbury Center South
     ADC Telecommunications, Inc.                  220 South Sixth Street
     12501 Whitewater Drive                        Minneapolis, MN 55402
     Minnetonka, MN 55343                             (612) 340-5681
     (612) 938-8080
     (Name, address and telephone number
     of agent for service)

                           CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
    Title of             Amount       Proposed maximum     Proposed maximum
   securities            to be         offering price     aggregate offering      Amount of
to be registered     Registered(1)      per share (2)          price (1)       registration fee
-----------------------------------------------------------------------------------------------

Common Stock
($.20 par value)    1,250,000 shares       $20.85             $26,062,500           $7,246
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------



(1) Represents the shares of common stock of ADC Telecommunications, Inc. issuable pursuant to the ADC/Teledata Key Employee Stock Option Plan
     (1998), ADC/Teledata Key Employee Stock Option Plan (1994-1997) and ADC/Teledata Director Share Incentive Plan (1992).

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the proposed maximum aggregate offering price are based upon the average of the high and low prices for the Common Stock, par value $.20 per share (the "Common Stock"), of ADC as reported on the Nasdaq National Market System on October 22, 1998.

                                      PART II.
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1998, April 30, 1998 and July 31, 1998, filed pursuant to the Exchange Act;

     (c) The Company's Current Reports on Form 8-K dated January 26, 1998, February 19, 1998 and September 16, 1998; and

     (d) the description of the Company's Common Stock and Common Stock Purchase Rights contained in any Registration Statement of the Company filed under the Exchange Act and any amendment or report filed for the purpose of updating any such description

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. Article IX of the Restated Bylaws of ADC provides that ADC shall indemnify officers and directors to the extent permitted by
Section 302A.521 as now enacted or hereafter amended.

     ADC also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS


Exhibit
Number    Description
------    ---------------

     4.1 Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 dated April 15,
            1997).

     4.2    Restated Bylaws of ADC Telecommunications, Inc., as amended
            (incorporated by reference to Exhibit 4.2 to the Company's
            Registration Statement on Form S-3 dated April 15, 1997).

     4.3    Form of certificate for shares of Common Stock of ADC
            Telecommunications, Inc. (incorporated by reference to Exhibit 4-a to the Company's Form 10-Q for the quarter ended January 31, 1996).

     5.1    Opinion of Dorsey & Whitney LLP.

     23.1   Consent of Arthur Andersen LLP, independent public accountants.

     23.2   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

     24     Power of Attorney (included on signature page).

ITEM  9.  UNDERTAKINGS

A.   POST-EFFECTIVE AMENDMENTS

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in the information set forth in the Registration Statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.   CLAIMS FOR INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 27th day of October, 1998.

                                        ADC TELECOMMUNICATIONS, INC.

                                        By /s/ William J. Cadogan
                                           ------------------------------------
                                             William J. Cadogan
                                             Chariman of the Board, President,
                                             Chief Executive Officer and
                                             Chief Operating Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William J. Cadogan, Robert E. Switz and David
F. Fisher, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 of ADC Telecommunications, Inc. (the "Company") relating to this Registration Statement, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of October, 1998.


     Signature                               Title
     ---------                               -----

/s/ William J. Cadogan           Chairman of the Board, President,
--------------------------       Chief Executive Officer and
William J. Cadogan               Chief Operating Officer
                                 (principal executive officer)

/s/ Robert E. Switz              Senior Vice President, Chief Financial Officer
--------------------------       (principal financial officer)
Robert E. Switz

/s/ Charles T. Roehrick          Vice President and Controller
--------------------------       (principal accounting officer)
Charles T. Roehrick

/s/ James C. Castle, Ph.D.       Director
--------------------------
James C. Castle, Ph.D.

/s/ Thomas E. Holloran           Director
--------------------------
Thomas E. Holloran

/s/ B. Kristine Johnson          Director
--------------------------
B. Kristine Johnson

/s/ Charles W. Oswald            Director
--------------------------
Charles W. Oswald

/s/ Alan E. Ross                 Director
--------------------------
Alan E. Ross

/s/ Jean-Pierre Rosso            Director
--------------------------
Jean-Pierre Rosso

                                 Director
--------------------------
Donald M. Sullivan

/s/ Warde F. Wheaton             Director
--------------------------
Warde F. Wheaton

/s/ John D. Wunsch               Director
--------------------------
John D. Wunsch

                                    EXHIBIT INDEX


   Exhibit     Description
   -------     -----------

     4.1       Restated Articles of Incorporation of ADC Telecommunications,
               Inc., as amended (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 dated April 15,
               1997).

     4.2       Restated Bylaws of ADC Telecommunications, Inc., as amended
               (incorporated by reference to Exhibit 4.2 to the Company's
               Registration Statement on Form S-3 dated April 15, 1997).

     4.3       Form of certificate for shares of Common Stock of ADC
               Telecommunications, Inc. (incorporated by reference to Exhibit
               4-a to the Company's Form 10-Q for the quarter ended January 31,
               1996).

     5.1       Opinion and Consent of Dorsey & Whitney LLP (filed herewith).

     23.1      Consent of Arthur Andersen LLP (filed herewith).

     23.2      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

     24        Power of Attorney (included on signature page).